Exhibit 99.1

2024 First Quarter Financial Results May 1, 2024 NYSE: CF

Safe harbor statement

All statements in this presentation by CF Industries Holdings, Inc. (together with its subsidiaries, the “Company”), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” or “would” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about the synergies and other benefits, and other aspects of the transactions with Incitec Pivot Limited (“IPL”), strategic plans and management’s expectations with respect to the production of green and low-carbon ammonia, the development of carbon capture and sequestration projects, the transition to and growth of a hydrogen economy, greenhouse gas reduction targets, projected capital expenditures, statements about future financial and operating results, and other items described in this presentation. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the risk of obstacles to realization of the benefits of the transactions with IPL; the risk that the synergies from the transactions with IPL may not be fully realized or may take longer to realize than expected; the risk that the completion of the transactions with IPL, including integration of the Waggaman ammonia production complex into the Company’s operations, disrupt current operations or harm relationships with customers, employees and suppliers; the risk that integration of the Waggaman ammonia production complex with the Company’s current operations will be more costly or difficult than expected or may otherwise be unsuccessful; diversion of management time and attention to issues relating to the transactions with IPL; unanticipated costs or liabilities associated with the IPL transactions; the cyclical nature of the Company’s business and the impact of global supply and demand on the Company’s selling prices; the global commodity nature of the Company’s nitrogen products, the conditions in the international market for nitrogen products, and the intense global competition from other producers; conditions in the United States, Europe and other agricultural areas, including the influence of governmental policies and technological developments on the demand for our fertilizer products; the volatility of natural gas prices in North America and the United Kingdom; weather conditions and the impact of adverse weather events; the seasonality of the fertilizer business; the impact of changing market conditions on the Company’s forward sales programs; difficulties in securing the supply and delivery of raw materials or utilities, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; the Company’s reliance on a limited number of key facilities; risks associated with cybersecurity; acts of terrorism and regulations to combat terrorism; risks associated with international operations; the significant risks and hazards involved in producing and handling the Company’s products against which the Company may not be fully insured; the Company’s ability to manage its indebtedness and any additional indebtedness that may be incurred; the Company’s ability to maintain compliance with covenants under its revolving credit agreement and the agreements governing its indebtedness; downgrades of the Company’s credit ratings; risks associated with changes in tax laws and disagreements with taxing authorities; risks involving derivatives and the effectiveness of the Company’s risk management and hedging activities; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; regulatory restrictions and requirements related to greenhouse gas emissions; the development and growth of the market for green and low-carbon ammonia and the risks and uncertainties relating to the development and implementation of the Company’s green and low-carbon ammonia projects; and risks associated with expansions of the Company’s business, including unanticipated adverse consequences and the significant resources that could be required. More detailed information about factors that may affect the Company’s performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.’s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.’s most recent annual and quarterly reports on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the Company’s web site. It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events, plans or goals anticipated by these forward-looking statements will occur, and if any of the events do occur, there is no guarantee what effect they will have on our business, results of operations, cash flows, financial condition and future prospects. Forward-looking statements are given only as of the date of this presentation and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Note regarding non-GAAP financial measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that EBITDA, adjusted EBITDA, free cash flow, free cash flow to adjusted EBITDA conversion and free cash flow yield, which are non-GAAP financial measures, provide additional meaningful information regarding the Company's performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA, adjusted EBITDA, free cash flow, free cash flow to adjusted EBITDA conversion and free cash flow yield included in this presentation may not be comparable to similarly titled measures of other companies. Reconciliations of EBITDA, adjusted EBITDA, free cash flow, and free cash flow yield to the most directly comparable GAAP measures are provided in the tables accompanying this presentation.

EBITDA is defined as net earnings attributable to common stockholders plus interest expense - net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in noncontrolling interest. The Company has presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry.

Adjusted EBITDA is defined as EBITDA adjusted with the selected items as summarized in the tables accompanying this presentation. The Company has presented adjusted EBITDA because management uses adjusted EBITDA, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance.

Free cash flow is defined as net cash provided by operating activities, as stated in the consolidated statements of cash flows, reduced by capital expenditures and distributions to noncontrolling interests. Free cash flow to adjusted EBITDA conversion is defined as free cash flow divided by adjusted EBITDA. Free cash flow yield is defined as free cash flow divided by market value of equity (market cap). For full year 2022, the Company has also presented cash provided by operating activities, free cash flow, free cash flow to adjusted EBITDA conversion and free cash flow yield, in each case excluding certain tax and interest payments made to Canadian tax authorities in relation to an arbitration decision covering tax years 2006 through 2011 and to our transfer pricing positions between Canada and the United States for open years 2012 and after. The Company has presented these financial measures, as well as the financial measures free cash flow, free cash flow to adjusted EBITDA conversion and free cash flow yield, because management uses these measures and believes they are useful to investors, as an indication of the strength of the Company and its ability to generate cash and to evaluate the Company's cash generation ability relative to its industry competitors. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures.

Strong cash generation despite challenging production environment in the first quarter

- Continued strong cash generation in Q1: Net operating cash of $445M, free cash flow of $203M(1)
- Q1 production outages due to severe cold and other maintenance events resulted in:
  - ~$75 million higher maintenance costs associated with production outages
  - Gross ammonia production down ~9% which reduced ammonia available to produce higher-margin upgraded fertilizer products
- Management intends to complete $3 billion share repurchase authorization by December 2025
  - Repurchased 4.3 million shares for $347 million during the first quarter of 2024
- Advanced our clean energy initiatives
  - Donaldsonville green ammonia project commissioning activities nearing completion, with start-up of green ammonia to follow
  - Executed a joint development agreement with JERA to explore development of greenfield low-carbon ammonia production capacity in Louisiana

Net earnings

$194 M	$560 M
1Q 2024	1Q 2023

Net earnings per diluted share

$1.03	$2.85
1Q 2024	1Q 2023

EBITDA(2)

$488 M	$924 M
1Q 2024	1Q 2023

Adjusted EBITDA(2)

$459 M	$866 M
1Q 2024	1Q 2023

LTM Cash from operations

$2.26 B
1Q 2024

LTM Free cash flow(1)

$1.38 B
1Q 2024

(1) *Free cash flow represents cash provided by operating activities (cash from operations) less capital expenditures less distributions to noncontrolling interest; see appendix for reconciliation of free cash flow*

(2) *See appendix for reconciliations of EBITDA and adjusted EBITDA to the most directly comparable GAAP measures*

CF 4

5 In millions, except percentages, per MMBtu and EPS Q1 2024 Q1 2023 Net sales $ 1,470 $ 2,012 Gross margin 409 863 - As a percentage of net sales 27.8% 42.9 % Net earnings attributable to common stockholders $ 194 $ 560 Net earnings per diluted share 1.03 2.85 EBITDA (1) 488 924 Adjusted EBITDA (1) 459 866 Diluted weighted - average common shares outstanding 188.1 196.9 Natural gas costs in cost of sales (per MMBtu) (2) $ 2.73 $ 5.14 Realized derivatives loss in cost of sales (per MMBtu) (3) 0.46 1.48 Cost of natural gas used for production in cost of sales (per MMBtu) $ 3.19 $ 6.62 Average daily market price of natural gas Henry Hub - Louisiana (per MMBtu) 2.43 2.68 Depreciation and amortization 253 206 Capital expenditures 98 69 (1) See appendix for reconciliations of EBITDA and adjusted EBITDA to the most directly comparable GAAP measures (2) Includes the cost of natural gas used for production and related transportation that is included in cost of sales during the period under the first - in, first - out inventory method (3) Includes realized gains and losses on natural gas derivatives settled during the period. Excludes unrealized mark - to - market gains and losses on natural gas derivatives Financial results – first quarter 2024

6 6.6 (1) 6.6 7.0 (2) 8.1 (3) 8.1 8.2 (4) 8.2 8.2 8.2 7.9 (5) 8.2 (6) 8.2 All N production numbers based on year end figures per 10 - K filings. (1) Beginning in 2013 includes incremental 34% of Medicine Hat production to reflect CF acquisition of Viterra's interests (2) Beginning in 2015 includes incremental 50% interest in CF Fertilisers UK acquired from Yara (3) Beginning in 2016 excludes nitrogen equivalent of 1.1 million tons of urea and 0.58 million tons of UAN under CHS supply agreement and includes expansion project capacity at Donaldsonville and Port Neal (4) Beginning in 2018 includes incremental 15% of Verdigris production to reflect CF’s acquisition of publicly traded TNH units (5) Includes d ecrease in production capacity due to Ince plant closure (6) Includes decrease in production capacity due to Billingham NH3 plant closure and additional production capacity from Waggaman ammonia production complex (7) Share count based on end of period common shares outstanding; share count prior to 2015 based on 5 - for - 1 split - adjusted shares Production Capacity (M nutrient tons) Annual Nitrogen Equivalent Tons per 1,000 Shares Outstanding CF Industries’ Nitrogen Volumes and Shares Outstanding as of March 31, 2024 Million Shares Outstanding (7) 2013 – Q1 2024 Nitrogen per share CAGR: 6.4% 24 27 30 35 35 37 38 39 40 41 43 44 0 50 100 150 200 250 300 0 5 10 15 20 25 30 35 40 45 50 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Q124 Capacity growth coupled with share repurchases continue to drive nitrogen participation per share…

7 $1,505 $1,231 $2,873 $3,855 $2,757 $2,255 (404) (309) (514) (453) (499) (528) (186) (174) (194) (619) (459) (348) $915 $748 $2,165 $2,783 $1,799 $1,379 216 214 208 196 188 184 LTM Free Cash Flow (millions) (1) CF Industries’ Free Cash Flow and Shares Outstanding as of period - end Shares Outstanding (millions) 170 180 190 200 210 220 230 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 2019 2020 2021 2022 2023 1Q 2024 LTM …resulting in strong free cash flow participation End of period shares outstanding Cash from Operations Capital expenditures Distributions to noncontrolling interests Free Cash Flow (millions) Non - GAAP reconciliation: Cash from Operations to Free Cash Flow (2) (1) Represents annual and Q1 2024 LTM free cash flow; see appendix for reconciliations of free cash flow and adjusted EBITDA to t he most directly comparable GAAP measures (2) For FY 2022 free cash flow includes $491M of tax and interest payments related to a dispute between Canadian and U.S. tax aut hor ities dating back to the early 2000s; the Company has filed amended tax returns in the U.S. seeking refunds of related taxes paid Canada/US tax matter (2)

8 Global urea pricing sensitive to supply/demand and geopolitical uncertainties (1) Industry Publications, CF Analysis 393.50 295.00 150 200 250 300 350 400 450 Dec-23 Jan-24 Feb-24 Mar-24 Apr-24 May-24 Jun-24 Jul-24 Aug-24 Sep-24 Oct-24 Nov-24 Dec-24 Pricing sensitive to global factors: - India accepted 724k mt of urea in the latest tender, but cut actual urea purchases to 340k mt - China urea export quantity and timing uncertainty - Expected fertilizer pricing reset following the end of Northern Hemisphere spring demand - Global cost curve suggests mid - point urea price of ~$344/ton $/ton, FOB India booked 340k mt Chinese government opens applications for urea export inspections Global supply disruptions due to Iran & Nigeria gas shortages Extreme cold weather snap in U.S. affecting production NOLA Barge Granular Urea Prices (1) Expected 2024 Chinese exports of ~4 million mt following domestic spring applications Typical fertilizer pricing reset Southern Hemisphere application (Brazil) Active India tenders North American fall application period India issued LOIs for 724k mt Chinese government delays approvals for urea export inspection applications

9 0 5 10 15 20 25 30 35 40 Jan-23 Jul-23 Jan-24 Jul-24 The data and information provided by Wood Mackenzie should not be interpreted as advice and you should not rely on it for any pu rpose. You may not copy or use this data and information except as expressly permitted by Wood Mackenzie in writing. To the fullest extent permitted by law, Wood Mackenzie accepts no responsibility for your use of this d ata and information except as specified in a written agreement you may have entered into with Wood Mackenzie for the provision of such data and information Global Energy Price 2023 - 2024F Henry Hub natural gas TTF natural gas Chinese anthracite coal JKM natural gas USD per MMBtu 0 100 200 300 400 500 USD per Metric Ton (MT) North American Production Margin Advantage (1) Ammonia (2) Urea TTF Anthracite (3) 2023 2024F Versus: TTF Anthracite (3) (1) Advantage per MT based on annualized costs including settled feedstock prices through March 2024 and from April 2024 to Decem ber 2024 based on forward curve and projections as of April 17, 2024; Coal MMBtu price includes efficiency factor of 1.3 (additional coal requires hydrogen yield equivalent to feedstock natural gas) (2) North American production assumed to be 37.2 MMBtu per MT of ammonia for feedstock and fuel, European production assumed at 3 7.8 MMBtu per MT for feedstock and fuel, Chinese production assumed to be 1.2 MT of coal and 1300 KWH for feedstock and power (3) Forecast Chinese anthracite coal prices are derived from thermal prices in Wood Mackenzie’s China Coal Short Term Outlook Œ Note: dotted lines represent forward price curves Source: ICE, Bloomberg, SX Coal, Wood Mackenzie, CF Analysis 2023 2024F 2023 2024F 2023 2024F Forward global energy curves suggest attractive margin opportunities for CF’s cost - advantaged network Forward spread HH vs TTF ~$7 - 8/MMBtu

10 0 2 4 6 8 10 2019 2020 2021 2022 2023 2024F Import demand expected to remain resilient in 2024 Sources: Industry Publications, CRU Urea Market Outlook as of March 22, 2024, CF Analysis India Urea Imports Million metric tons Supply/Demand Dynamics 7.4 MMT China urea exports expected to be ~4 million mt annual following domestic spring applications India import demand expected to be down vs prior year due to higher domestic urea production rates in 2024 Brazil expected to remain key demand driver and importer as urea consumption is forecast to increase 3% YoY European overall domestic nitrogen production expected to remain below historical averages over the long - term given region’s status as the global marginal producer ~5.5 - 6.5 MMT 0 1 2 3 4 5 6 2019 2020 2021 2022 2023 2024F China Urea Exports Million metric tons 4.3 MMT ~4 MMT 0 2 4 6 8 10 2019 2020 2021 2022 2023 2024F Brazil Urea Imports Million metric tons 7.3 MMT ~7 - 8 MMT

11 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 2018 2019 2020 2021 2022 2023F 2024F Corn Soybeans Wheat Global demand to remain resilient supported by constructive farmer economics (1) Annual cash cost on a per acre basis, including cash rent and other variable costs such as fertilizers, chemicals, seed, fuel , e nergy, machinery, and labor; 2018 - 202 3 data from USDA Commodity Cost and Returns and forecasts and 2024 returns using USDA baseline projections and costs from USDA forecast / CF analysis Source: USDA, DTN, CF Analysis Anticipated Average Returns over Variable and Land Cost, by Crop (1) $/acre, U.S. average

12 2024 management outlook positive as industry fundamentals remain favorable Global Nitrogen Market North America: Corn area planted expected to be approximately 91 million acres India: Urea imports expected to be in a range of 5.5 – 6.5 million metric tons Brazil: Urea imports expected to be in a range of 7.0 – 8.0 million metric tons Europe: Nitrogen imports of ammonia and upgraded products expected to be higher than historical averages China: Urea exports projected to be approximately 4.0 million metric tons Forward spread HH vs TTF ~$7 - 8 MMBtu suggests attractive margin opportunities for low - cost producers CF Industries Operations Gross ammonia production expected to be approximately 9.8 million tons Capital Expenditures expected to be approximately $550 million CF Industries Strategic Initiatives Disciplined capital approach through investments in growth opportunities and returning capital to shareholders - Approximately $2.2 billion remaining in $3 billion share repurchase authorization expects to complete by expiration in December 2025 Progressing evaluation of low - carbon ammonia technologies and global low - carbon demand continue to inform organic production FID Advancing clean energy initiatives to decarbonize and foster demand with global partners and customers

Appendix

14 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 $5.00 $300 $1.8 $1.6 $1.5 $1.4 $1.2 $1.1 $1.0 $350 $2.5 $2.4 $2.2 $2.1 $2.0 $1.8 $1.7 $400 $3.2 $3.1 $3.0 $2.8 $2.7 $2.6 $2.4 $450 $4.0 $3.8 $3.7 $3.5 $3.4 $3.3 $3.1 $500 $4.7 $4.5 $4.4 $4.3 $4.1 $4.0 $3.9 $550 $5.4 $5.3 $5.1 $5.0 $4.9 $4.7 $4.6 $600 $6.1 $6.0 $5.9 $5.7 $5.6 $5.5 $5.3 CF Industries Adjusted EBITDA sensitivity table Table illustrates the CF Industries business model across a broad range of industry conditions $50/ton urea realized movement implies ~$725M change in Adjusted EBITDA on an annual basis (1) Based on 2023 sales volumes of approximately 19.1 million product tons, 2023 gas consumption of 341 million MMBtus and 2023 n itr ogen product sales price relationships. Changes in product prices and gas costs are not applied to the CHS minority interest or industrial contracts w her e CF Industries is naturally hedged against changes in product prices and gas costs (2) Assumes that a $50 per ton change in urea prices is also applied proportionally to all nitrogen products and is equivalent to a $34.78 per ton change in UAN price, $36.96 per ton change in AN price, $89.14 per ton change in ammonia price, and $21.20 per ton change in the price of the Other segme nt Adjusted EBITDA Sensitivity to Natural Gas and Urea Prices (1) $ billions CF Realized Natural Gas Cost ($/MMBtu) CF Realized Urea Price ($/ton) (2)

15 Recent transactions highlight economic value in North American assets has increased significantly Nitrogen asset historic capex per N ton (1,2) pre - synergies $000's / N ton ‘10 ‘16 ‘17 ‘23 Capital intensity associated with new projects has increased… Resulting in increased valuation of existing first quartile assets… As economic value continues to increase to provide returns greater than the cost of capital on new projects Current enterprise value substantially below economic value of assets implied by precedent transactions $40B $20B (1) Total project cost divided by N ton equivalent volume of net production (Ammonia – 82% N, Urea – 46% N, UAN – 32% N, AN – 34% N) , summary of project details can be found in the appendix (2) Precedent transactions include nitrogen facilities with ammonia production, upgrade production and on - site logistics assets. Exc ludes ammonia only facilities such as CF’s Waggaman acquisition in 2023 for ~$2,300 per N ton (3) CF Industries economic value calculated as $000’s / N ton capex for precedent transactions multiplied by CF North American ne t N capacity as of 12/31/2023 less CHS supply agreement volumes (4) CF current enterprise value = share price as of 2/13/2024 multiplied by shares outstanding as of 12/31/2023 plus net debt as of 12/31/2023 $30B CF current enterprise value (4) ‘12 Line of best fit based on regression equation: y = 0.23x – 459.7 R 2 = 0.68 Implied CF economic value at precedent transaction $/N ton (3) CF Assets 2.0 2.6 2.5 2.7 3.3 4.3 4.1 3.6 5.0 $0 $1 $2 $3 $4 $5 $6

16 North American Nitrogen Precedent Transactions Project FID Year Completion Year Total Cost $M Net N Volume 000's $000's / N North American Nitrogen Assets CF - Terra Acquisition 2010 2010 4,800 2,414 2.0 CF - Medicine Hat Acquisition 2012 2012 900 346 2.6 CF - Donaldsonville Construction Cost 2012 2016 2,643 1,067 2.5 LSB - El Dorado Construction Cost 2012 2016 830 308 2.7 CF - Port Neal Construction Cost 2012 2016 2,557 772 3.3 OCI - Wever, IA Construction Cost 2017 2017 2,600 713 3.6 Austin Powder - Mosheim, TN Construction Cost 2016 2016 225 53 4.3 CF & CHS Strategic Venture 2016 2016 2,800 689 4.1 Koch - Wever Acquisition 2023 2024 3,600 713 5.0

17 Strong free cash flow metrics show undervalued equity Attractive free cash flow yield and free cash flow to adjusted EBITDA conversion rate suggest undervalued equity, supporting robust share repurchase program 8.9% 9.0% 14.7% 16.7% 12.0% 9.0% 2019 2020 2021 2022 2023 Q1 2024 LTM 2019 - Q1 2024 LTM average yield 11.7% Free Cash Flow Yield (1) FCF/Adj EBITDA conversion (2) % 57% 55% 79% 47% 65% 59% 56% (3) 19.6% (3) (1) Represents annual and Q1 2024 LTM free cash flow divided by market value of equity (market cap) as of December 31 st of each year for 2019 – 2023 and as of March 31 , 2024 for Q1 2024 LTM; see appendix for reconciliation of free cash flow to the most directly comparable GAAP measure and calculati on of market cap (2) Represents annual and Q1 2024 LTM free cash flow divided by annual and Q1 2024 LTM adjusted EBITDA; see appendix for reconcil iat ions of free cash flow and adjusted EBITDA to the most directly comparable GAAP measures (3) Excluding the impact of $491M of tax and interest payments related to a dispute between Canadian and U.S. tax authorities dat ing back to the early 2000s; the Company has filed amended tax returns in the U.S. seeking refunds of related taxes paid Canada/US tax matter (3)

18 Capital management strategy focused on growing shareholder participation in our free cash flow Emphasis on opportunistic share repurchases Executing $3 billion share repurchase program, expected to complete by December 2025 Target clean energy projects with returns above cost of capital High - quality, clean energy investments in motion with global industry leaders Q1 2024 LTM ~$1.2 B returned to shareholders (1) Closed on Waggaman ammonia production facility 12/1/2023 Low - carbon & green ammonia projects DEF & Nitric Acid production/logistics expansion Return capital to shareholders Inorganic growth opportunities Invest in high return projects within our network Disciplined growth initiatives & clean energy 18 (1) Last twelve months share repurchases and dividends through March 31, 2024

Advancing decarbonization through significant progress on strategic initiatives


PROJECTS
2023
2024
2025
2026
2027
Decarbonization
Purchased natural gas certified by MiQ
Purchased 2.2 BCF
Purchased 4.4 BCF
Donaldsonville green ammonia
Commissioning activities nearing completion
Donaldsonville CCS low-carbon ammonia
Engineering activities ongoing
2025 project start-up
Inorganic Growth
Waggaman ammonia production facility
Closed 12/1/2023
Clean Energy Growth
Low-carbon ammonia plant (SMR w/CCS) FEED study
Initial FEED study completed
FID targeted 2H 2024
Estimated completion of greenfield low-carbon ammonia facility (~4 years from FID)
Flue gas capture w/SMR FEED study
Expected completion 2H 2024
ATR FEED study
Expected completion 2H 2024
Clean ammonia industry demand milestones
MOUs signed between CF, JERA, POSCO & LOTTE
JERA: first commercial co-fire test at Hekinan coal fired power plant
Expected METI carbon intensity guidelines
European CBAM NH3 marine engine commercialization
Potential supply of low-carbon ammonia into Asia

19

20 Global grain stocks - to - use expected to approach five - year average by the end of the 2024 growing season (1) Crop futures prices represent Marketing Year (September – August) average daily settlement of the front month future contracts f or 2011/12 through 2022/23. 2023/24F represents actual futures settlements through April 19, 2024, and the forward curve through August 2024. Source: USDA, CME, CF Analysis Global Coarse Grains Stocks - to - Use Ratio vs Corn Futures Prices (1) Percent $0 $1 $2 $3 $4 $5 $6 $7 0% 2% 4% 6% 8% 10% 12% 14% 16% World ex-China Crop Futures Price (RHS) USD per Bushel Global Oilseeds Stocks - to - Use Ratio vs Soybean Futures Prices (1) Percent $0 $2 $4 $6 $8 $10 $12 $14 $16 0% 5% 10% 15% 20% 25% 30% World ex-China Crop Futures Price (RHS) USD per Bushel

21 (1) Source of data: December 19, 2023 CRU Ammonia Database (2) Represents CF Industries’ historical North American production and CRU’s capacity estimates for CF Industries (3) Calculated by removing CF Industries’ annual reported production and capacity from the CRU data for all North American ammoni a p roduction peer group, Waggaman production/capacity included for one month only (4) ~0.9 million tons represents the difference between CF Industries’ actual trailing 5 - year average ammonia production of 9.3 mill ion tons at 97% of capacity utilization and the 8.4 million tons CF Industries would have produced if operated at the 87% CRU North American benchmark excluding CF Industries Note: CRU North American peer group includes AdvanSix , Austin Powder (US Nitrogen), Carbonair , CF Industries, Chevron, CVR Partners, Dakota Gasification Co, Dyno Nobel, Fortigen , Incitec Pivot (11 months production/capacity), Koch Industries, LSB Industries, LSB Industries/Cherokee Nitrogen, Mississippi Power, Mos aic, Nutrien , OCI N.V., RenTech Nitrogen, Sherritt International Corp, Shoreline Chemical, Simplot, Yara International North American Ammonia Percent of Capacity Utilization (1) 5 - Year Rolling Avg. Percent of Capacity CF’s 10% greater capacity utilization yields an additional ~0.9 million tons of ammonia annually (4) Outstanding safety performance drives industry leading production capacity utilization 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 2012 2014 2016 2018 2020 2022 Q1 '24 Total injuries per 200,000 work hours Total Recordable Incident Rate BLS Fertilizer Manufacturing CF Industries As of March 31, 2024, the 12 - month rolling average recordable incident rate was 0.36 per 200,000 work hours CF North America (2) North America Excl. CF (3) 96% 96% 97% 84% 86% 87% 80% 82% 84% 86% 88% 90% 92% 94% 96% 98% 100% 5 years ending 2021 5 years ending 2022 5 years ending 2023

Non - GAAP: reconciliation of net earnings to EBITDA and adjusted EBITDA In millions Q1 2024 Q1 2023 Q1 2024 LTM FY 2023 Net earnings $ 238 $ 650 $ 1,426 $ 1,838 Less: Net earnings attributable to noncontrolling interest (44) (90) (267) (313) Net earnings attributable to common stockholders 194 560 1,159 1,525 Interest expense (income) – net 7 10 (11) (8) Income tax provision 62 169 303 410 Depreciation and amortization 253 206 916 869 Less other adjustments: Depreciation and amortization in noncontrolling interest (27) (20) (92) (85) Loan fee amortization (1) (1) (1) (4) (4) EBITDA Unrealized net mark - to - market gain on natural gas derivatives $ 488 $ 924 $ 2,271 $ 2,707 (33) (72) — (39) Loss (gain) on foreign currency transactions, including intercompany loans 1 (1) 2 — U.K. operations restructuring — 2 8 10 Acquisition and integration costs 3 13 29 39 Impairment of equity method investment in PLNL — — 43 43 Total adjustments (29) (58) 82 53 Adjusted EBITDA $ 459 $ 866 $ 2,353 $ 2,760 (1) Loan fee amortization is included in both interest expense – net and depreciation and amortization 22

Non-GAAP: reconciliation of net earnings to EBITDA and adjusted EBITDA, continued

In millions	FY 2022	FY 2021	FY 2020	FY 2019
Net earnings	$ **3,937**	$ **1,260**	$ **432**	$ **646**
Less: Net earnings attributable to noncontrolling interest	(591)	(343)	(115)	(153)
Net earnings attributable to common stockholders	**3,346**	**917**	**317**	**493**
Interest expense – net	279	183	161	217
Income tax provision	1,158	283	31	126
Depreciation and amortization	850	888	892	875
Less other adjustments:				
Depreciation and amortization in noncontrolling interest	(87)	(95)	(80)	(82)
Loan fee amortization[1]	(4)	(4)	(5)	(9)
EBITDA	$ **5,542**	$ **2,172**	$ **1,316**	$ **1,620**
Unrealized net mark-to-market loss (gain) on natural gas derivatives	41	25	(6)	14
COVID impact: Special COVID-19 bonus for operational workforce	—	—	19	—
COVID impact: Turnaround deferral[2]	—	—	7	—
Loss (gain) on foreign currency transactions, including intercompany loans	28	6	5	(1)
U.K. goodwill impairment	—	285	—	—
U.K. long-lived and intangible asset impairment	239	236	—	—
U.K. operations restructuring	19	—	—	—
Engineering cost write-off[3]	—	—	9	—
Loss on sale of surplus land	—	—	2	—
Gain on sale of Pine Bend facility	—	—	—	(45)
Property insurance proceeds[4]	—	—	(2)	(15)
PLNL tax withholding charge[5]	—	—	—	16
Unrealized gain on embedded derivative liability	(14)	—	—	—
Pension settlement loss and curtailments gains—net	17	—	—	—
Loss on debt extinguishment	8	19	—	21
Total adjustments	338	571	34	(10)
Adjusted EBITDA	$ **5,880**	$ **2,743**	$ **1,350**	$ **1,610**

(1) Loan fee amortization is included in both interest expense – net and depreciation and amortization

(2) Represents expense incurred due to the deferral of certain plant turnaround activities as a result of the COVID-19 pandemic

(3) Represents costs written off upon the cancellation of a project at one of our nitrogen complexes

(4) Represents proceeds related to a property insurance claim at one of the Company's nitrogen complexes

(5) Represents a charge in the year ended December 31, 2019 on the books of Point Lisas Nitrogen Limited (PLNL), the Company's Trinidad joint venture for a tax withholding matter; amount reflects our 50 percent equity interest in PLNL

CF

23

Non-GAAP: reconciliation of cash from operations to free cash flow and free cash flow yield

In millions, except percentages, share price, and ratios	FY 2019	FY 2020	FY 2021	FY 2022	FY 2023	Q1 2024 LTM
Cash provided by operating activities[1]	$ 1,505	$ 1,231	$ 2,873	$ 3,855	$ 2,757	$ 2,255
Capital expenditures	(404)	(309)	(514)	(453)	(499)	(528)
Distributions to noncontrolling interest	(186)	(174)	(194)	(619)	(459)	(348)
Free cash flow[1]	$ 915	$ 748	$ 2,165	$ 2,783	$ 1,799	$ 1,379
Free cash flow yield[1][2]	8.9 %	9.0 %	14.7 %	16.7 %	12.0 %	9.0 %
Shares outstanding as of period end	216.0	214.0	207.6	195.6	188.2	184.3
Share price as of period end — US dollars[3]	47.74	38.71	70.78	85.20	79.50	83.21
Market Cap	$ 10,312	$ 8,284	$ 14,694	$ 16,665	$ 14,962	$ 15,336
Adjusted EBITDA	1,610	1,350	2,743	5,880	2,760	2,353
Free cash flow to Adjusted EBITDA conversion[1][4]	57 %	55 %	79 %	47 %	65 %	59 %

(1) For FY 2022, includes the impact of $491M of tax and interest payments made in the second half of 2022 related to a dispute between Canadian and U.S. tax authorities dating back to the early 2000s; For FY 2022, cash provided by operating activities, free cash flow, free cash flow yield and free cash flow to adjusted EBITDA conversion excluding the impact of such $491M is equal to $4.35B, $3.27B, 19.6% and 56%, respectively. The Company has filed amended tax returns in the U.S. seeking refunds of related taxes paid.

(2) Represents annual free cash flow divided by market value of equity (market cap) as of December 31st for each year and March 31st for Q1 2024 LTM

(3) Source: FactSet

(4) Represents annual and Q1 2024 LTM free cash flow divided by annual and Q1 2024 LTM adjusted EBITDA

CF 24

25 Non - GAAP: reconciliation of cash from operations to free cash flow In millions Q1 2024 Cash provided by operating activities $ 445 Capital expenditures (98) Distributions to noncontrolling interest (144) Free cash flow $ 203